Exhibit 10.1

AMENDMENT NO. 2 TO
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

     This Amendment No. 2 to Supplemental Executive Retirement Agreement is made and entered into to be effective as of the 30th day of June, 2005 (this “Amendment”), between Affiliated Computer Services, Inc. (the “Company”) and Darwin Deason (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).

RECITALS:

     WHEREAS, the Executive and the Company entered into the Supplemental Executive Retirement Agreement on December 15, 1998 to be effective as of the first day of December, 1998, amended by Amendment No. 1 to Supplemental Executive Retirement Agreement effective as of August 11, 2003 (the “Agreement”); and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved and the Executive and the Company desire to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Executive and the Company hereby agree as follows:

     Section 1. Amendment of Section 1(p). Section 1(p) is hereby replaced in its entirety with the following:

“(p) “Normal Retirement Date” shall mean the date Executive terminates his employment under that certain Employment Agreement dated February 16, 1999 by and between the Company and the Executive, provided that in determining the amount deferred for the benefit of Executive in taxable years beginning before January 1, 2005 for purposes of applying Section 885(d)(2)(B) of the American Jobs Creation Act of 2004, Pub. Law 108-357 (the “AJCA”) which has been interpreted by the Internal Revenue Service (“IRS”) in Q&A 17 of IRS Notice 2005-1 (the “Notice”), the term “Normal Retirement Date” shall be determined under the Agreement without regard to this Amendment.

     Section 2. Amendment to Section 5. The 4th sentence of the 1st paragraph of Section 5 of the Agreement is hereby deleted in its entirety. The provisions of this Section 2 shall not apply, however, with respect to the amount deferred for the benefit of Executive in taxable years beginning before January 1, 2005, which amounts shall be subject to Section 5 as in effect immediately prior to this Amendment.

     Section 3. No Material Modification. Nothing in this Amendment is intended to, or shall be applied in any manner that would, constitute a “material modification” of the Agreement with respect to any amounts deferred for the benefit of Executive pursuant to the Agreement in taxable years beginning before January 1, 2005. If any provision of this Amendment would cause a “material modification”, as that term is used in the AJCA and as interpreted by the IRS in Q&A 18 of the Notice, with respect to that amount, such provision shall be disregarded as if not included in this Amendment for purposes of determining the amount deferred for the benefit of Executive pursuant to the Agreement in taxable years beginning before January 1, 2005.

     Section 4. No Effect on Consistent Terms. All terms of the Agreement not inconsistent with this Amendment shall remain in place and in full force and effect and shall be unaffected by this Amendment.

     Section 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND ENFORCEABLE UNDER, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE IN TEXAS AND THAT ARE TO BE WHOLLY PERFORMED IN TEXAS WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF TEXAS.

     Section 6. Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

EXECUTIVE:
By:	/s/ DARWIN DEASON
Darwin Deason

COMPANY: Affiliated Computer Services, Inc.
By:	/s/ WARREN D. EDWARDS
	Name:	Warren D. Edwards
	Title:	Executive Vice President and Chief Financial Officer